Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Wednesday, August 2, 2023

MEDIA CONTACT:	INVESTOR CONTACTS:
media@williams.com (800) 945-8723	Danilo Juvane (918) 573-5075	Caroline Sardella (918) 230-9992

Williams Reports Strong Second-Quarter Results
TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three and six months ended June 30, 2023.

Robust growth continues across key financial metrics driven by base business
•GAAP net income of $547 million, or $0.45 per diluted share (EPS) – up 36% vs. 2Q 2022
•Adjusted net income of $515 million, or $0.42 per diluted share (Adjusted EPS) – up 5% vs. 2Q 2022
•Adjusted EBITDA of $1.611 billion – up $115 million or 8% vs. 2Q 2022
•Cash flow from operations (CFFO) of $1.377 billion – up $279 million or 25% vs. 2Q 2022
•Available funds from operations (AFFO) of $1.215 billion – up $85 million or 8% vs. 2Q 2022
•Dividend coverage ratio of 2.23x (AFFO basis)
•Repurchased $56 million in shares through opportunistic stock buyback program
•Record gathering volumes of 18.03 Bcf/d
•Continued improvement of balance sheet with leverage ratio of 3.50x

Recent progress on projects in execution to deliver additional earnings growth in 2023 and beyond
•Continued construction of Regional Energy Access with partial in service expected ahead of schedule in 4Q 2023
•Received FERC certificate on Southside Reliability Enhancement Project
•Received favorable environmental assessment on Texas to Louisiana Energy Pathway Project
•Filed FERC applications for Carolina Market Link and Alabama to Georgia Connector Projects
•Signed precedent agreement on MountainWest’s Overthrust Westbound Expansion
•Continued execution of modernization and Emissions Reduction Program (ERP) on transmission systems with completion of first ERP project on Transco compressor station

CEO Perspective
Alan Armstrong, president and chief executive officer, made the following comments:

“Our natural gas-centric strategy continues to prove its resiliency in a low gas price environment with second-quarter Adjusted EBITDA up 8 percent over the same period last year driven by strong earnings growth across our base business. In addition to record gathering volumes, we also benefited from our first full quarter of contributions from the MountainWest Pipeline transmission and storage assets, which our teams have quickly integrated into our large-scale platforms in the western U.S.

“On the project execution front, we are in full construction on the Regional Energy Access expansion, and expect to bring half of the project in service ahead of schedule this winter to begin moving additional Northeast gas to nearby markets. We are generating value from our 2022 acquisitions with several growth projects underway, including MountainWest’s Overthrust Westbound Expansion. Elsewhere across our footprint, we are progressing on an impressive list of transmission and deepwater Gulf of Mexico projects, which we expect to drive additional growth toward the end of 2024.”

Armstrong added, “As we continue expanding to serve growing markets, we’re also investing in a multi-year modernization program of our large-scale transmission systems, which will reduce emissions and increase earnings. Our recently issued Sustainability Report details this progress as well as ongoing efforts to support communities, environmental stewardship and workforce development and diversity.”

Williams Summary Financial Information	2Q				Year to Date
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income amounts are from continuing operations attributable to The Williams Companies, Inc. available to common stockholders.	2023		2022		2023		2022

GAAP Measures
Net Income	$547		$400		$1,473		$779
Net Income Per Share	$0.45		$0.33		$1.20		$0.64
Cash Flow From Operations	$1,377		$1,098		$2,891		$2,180

Non-GAAP Measures (1)
Adjusted EBITDA	$1,611		$1,496		$3,406		$3,007
Adjusted Net Income	$515		$484		$1,199		$983
Adjusted Earnings Per Share	$0.42		$0.40		$0.98		$0.80
Available Funds from Operations	$1,215		$1,130		$2,660		$2,320
Dividend Coverage Ratio	2.23	x	2.19	x	2.44	x	2.24	x

Other
Debt-to-Adjusted EBITDA at Quarter End (2)	3.50	x	3.82	x
Capital Investments (3) (4)	$715		$429		$1,240		$745

(1) Schedules reconciling Adjusted Net Income, Adjusted EBITDA, Available Funds from Operations and Dividend Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) Does not represent leverage ratios measured for WMB credit agreement compliance or leverage ratios as calculated by the major credit ratings agencies. Debt is net of cash on hand, and Adjusted EBITDA reflects the sum of the last four quarters.

(3) Capital Investments includes increases to property, plant, and equipment (growth & maintenance capital),purchases of and contributions to equity-method investments and purchases of other long-term investments.

(4) Year-to-date 2023 capital excludes $1.053 billion acquisition of MountainWest Pipeline Holding company, which closed February 14, 2023. Second quarter 2022 and full-year 2022 capital excludes $933 million for purchase of the Trace Midstream Haynesville gathering assets, which closed April 29, 2022.

GAAP Measures
Second-quarter 2023 net income increased by $147 million compared to the prior year reflecting the benefit of higher service revenues driven by contributions from recent acquisitions and increased volumes and rates in the Northeast G&P segment, as well as a favorable change of $324 million in net unrealized gains/losses on commodity derivatives. These improvements were partially offset by lower results from our upstream business driven by lower prices, lower commodity marketing margins, and higher operating and administrative expenses, including the impact from recent acquisitions. The tax provision increased primarily due to higher pretax income and the absence of $134 million associated with the release of valuation allowances on deferred income tax assets and federal income tax settlements recorded in the prior year. The second-quarter and year-to-date 2023 periods also reported a loss from discontinued operations associated with an adverse legal ruling involving former refinery operations.

For year-to-date 2023, net income increased $694 million compared to the prior year reflecting a favorable change of $774 million in net unrealized gains/losses on commodity derivatives. Other drivers of the year-to-date increase are similar to those described for the quarterly comparison, except that improved commodity marketing margins more than offset lower NGL processing margins for the year-to-date period.

Cash flow from operations for the second-quarter and year-to-date 2023 periods increased compared to 2022 primarily due to favorable net changes in working capital. The year-to-date improvement also reflected higher operating results exclusive of non-cash items.

Non-GAAP Measures
Second-quarter 2023 Adjusted EBITDA increased by $115 million over the prior year, driven by the previously described higher service revenues, partially offset by lower commodity marketing margins, reduced upstream results, and higher operating and administrative expenses. Year-to-date 2023 Adjusted EBITDA increased by $399 million over the prior year, driven by similar factors, except that commodity margins were overall improved.

Second-quarter 2023 Adjusted Net Income improved by $31 million over the prior year, driven by the previously described impacts to net income, adjusted primarily to remove the effects of net unrealized gains/losses on commodity derivatives, amortization of certain assets from the Sequent acquisition, and favorable income tax benefits. Year-to-date Adjusted Net Income increased by $216 million over the prior year for similar reasons.
Second-quarter 2023 Available Funds From Operations (AFFO) increased by $85 million compared to the prior year primarily due to higher results from continuing operations exclusive of non-cash items. Year-to-date 2023 AFFO increased by $340 million also primarily reflecting higher results from continuing operations exclusive of non-cash items.

	Second Quarter						Year to Date
Amounts in millions	Modified EBITDA			Adjusted EBITDA			Modified EBITDA			Adjusted EBITDA
	2Q 2023	2Q 2022	Change	2Q 2023	2Q 2022	Change	2023	2022	Change	2023	2022	Change
Transmission & Gulf of Mexico	$731	$652	$79	$748	$652	$96	$1,446	$1,349	$97	$1,476	$1,349	$127
Northeast G&P	515	450	65	515	450	65	985	868	117	985	868	117
West	312	288	24	312	296	16	616	548	68	598	556	42
Gas & NGL Marketing Services	68	(282)	350	(16)	6	(22)	635	(269)	904	215	71	144
Other	41	139	(98)	52	92	(40)	115	144	(29)	132	163	(31)
Total	$1,667	$1,247	$420	$1,611	$1,496	$115	$3,797	$2,640	$1,157	$3,406	$3,007	$399

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.

Transmission & Gulf of Mexico
Second-quarter and year-to-date 2023 Modified and Adjusted EBITDA improved compared to the prior year driven by the MountainWest and NorTex Midstream acquisitions, as well as higher service revenues. Modified EBITDA for 2023 was further impacted by one-time MountainWest acquisition and transition costs, which are excluded from Adjusted EBITDA.

Northeast G&P
Second-quarter and year-to-date 2023 Modified and Adjusted EBITDA increased over the prior year driven by increased gathering rates and volumes, partially offset by lower rates at Laurel Mountain Midstream and Bradford joint ventures.

West
Second-quarter and year-to-date 2023 Modified and Adjusted EBITDA increased compared to the prior year benefiting from higher service revenues reflecting realized gains on natural gas hedges and higher Haynesville volumes, partially offset by lower NYMEX-based rates in the Barnett, as well increased JV EBITDA. The year-to-date period improvement also included contributions from Trace Midstream acquired in April 2022 and lower processing margins due to a short-term gas price spike at Opal early in the year and severe weather impacts.

Gas & NGL Marketing Services
Second-quarter 2023 Modified EBITDA improved from the prior year primarily reflecting a $382 million net favorable change in unrealized gains/losses on commodity derivatives. Year-to-date 2023 Modified EBITDA improved from the prior year primarily reflecting higher commodity marketing margins and a $772 million net favorable change in unrealized gains/losses on commodity derivatives. The unrealized gains/losses on commodity derivatives are excluded from Adjusted EBITDA.

Other
Second-quarter 2023 Modified EBITDA decreased compared to the prior year primarily reflecting a $58 million net unfavorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted

EBITDA. The second-quarter and year-to-date periods were also impacted by lower results from our upstream business driven by lower prices.

Business Segment Results & Form 10-Q
Williams' operations are comprised of the following reportable segments: Transmission & Gulf of Mexico, Northeast G&P, West and Gas & NGL Marketing Services, as well as Other. For more information, see the company's second-quarter 2023 Form 10-Q.

2023 Financial Guidance
The company continues to expect 2023 Adjusted EBITDA between $6.4 billion and $6.8 billion with 2023 growth capex between $1.6 billion to $1.9 billion. Importantly, Williams anticipates a leverage ratio midpoint of 3.65x, which will allow it to retain financial flexibility. The dividend was increased by 5.3% on an annualized basis to $1.79 in 2023 from $1.70 in 2022.

Williams' Second-Quarter 2023 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow
Williams' second-quarter 2023 earnings presentation will be posted at www.williams.com. The company’s second-quarter 2023 earnings conference call and webcast with analysts and investors is scheduled for Thursday, Aug. 3, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). Participants who wish to join the call by phone must register using the following link: https://conferencingportals.com/event/MTgNWtxQ

A webcast link to the conference call will be provided on Williams’ Investor Relations website. A replay of the webcast will be available on the website for at least 90 days following the event.

About Williams
As the world demands reliable, low-cost, low-carbon energy, Williams (NYSE: WMB) will be there with the best transport, storage and delivery solutions to reliably fuel the clean energy economy. Headquartered in Tulsa, Oklahoma, Williams is an industry-leading, investment grade C-Corp with operations across the natural gas value chain including gathering, processing, interstate transportation, storage, wholesale marketing and trading of natural gas and natural gas liquids. With major positions in top U.S. supply basins, Williams connects the best supplies with the growing demand for clean energy. Williams owns and operates more than 33,000 miles of pipelines system wide – including Transco, the nation’s largest volume pipeline – and handles approximately one third of the natural gas in the United States that is used every day for clean-power generation, heating and industrial use. Learn how the company is leveraging its nationwide footprint to incorporate clean hydrogen, NextGen Gas and other innovations at www.williams.com.

The Williams Companies, Inc.
Consolidated Statement of Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Millions, except per-share amounts)
Revenues:
Service revenues	$1,748	$1,606	$3,442	$3,143
Service revenues – commodity consideration	27	86	63	163
Product sales	593	1,111	1,438	2,215
Net gain (loss) on commodity derivatives	115	(313)	621	(507)
Total revenues	2,483	2,490	5,564	5,014
Costs and expenses:
Product costs	421	857	974	1,660
Net processing commodity expenses	44	40	98	70
Operating and maintenance expenses	481	465	944	859
Depreciation and amortization expenses	515	506	1,021	1,004
Selling, general, and administrative expenses	161	160	337	314
Other (income) expense – net	(9)	(10)	(40)	(19)
Total costs and expenses	1,613	2,018	3,334	3,888
Operating income (loss)	870	472	2,230	1,126
Equity earnings (losses)	160	163	307	299
Other investing income (loss) – net	13	2	21	3
Interest incurred	(319)	(286)	(623)	(575)
Interest capitalized	13	5	23	8
Other income (expense) – net	19	6	39	11
Income (loss) before income taxes	756	362	1,997	872
Less: Provision (benefit) for income taxes	175	(45)	459	73
Income (loss) from continuing operations	581	407	1,538	799
Income (loss) from discontinued operations	(87)	—	(87)	—
Net income (loss)	494	407	1,451	799
Less: Net income (loss) attributable to noncontrolling interests	34	7	64	19
Net income (loss) attributable to The Williams Companies, Inc.	460	400	1,387	780
Less: Preferred stock dividends	—	—	1	1
Net income (loss) available to common stockholders	$460	$400	$1,386	$779
Amounts attributable to The Williams Companies, Inc. available to common stockholders:
Income (loss) from continuing operations	$547	$400	$1,473	$779
Income (loss) from discontinued operations	(87)	—	(87)	—
Net income (loss) available to common stockholders	$460	$400	$1,386	$779
Basic earnings (loss) per common share:
Income (loss) from continuing operations	$.45	$.33	$1.21	$.64
Income (loss) from discontinued operations	(.07)	—	(.07)	—
Net income (loss) available to common stockholders	$.38	$.33	$1.14	$.64
Weighted-average shares (thousands)	1,217,673	1,218,678	1,218,564	1,217,814
Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$.45	$.33	$1.20	$.64
Income (loss) from discontinued operations	(.07)	—	(.07)	—
Net income (loss) available to common stockholders	$.38	$.33	$1.13	$.64
Weighted-average shares (thousands)	1,219,915	1,222,694	1,223,429	1,221,991

The Williams Companies, Inc.
Consolidated Balance Sheet
(Unaudited)

	June 30, 2023	December 31, 2022
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$551	$152
Trade accounts and other receivables (net of allowance of $6 at June 30, 2023 and December 31, 2022)	1,362	2,723
Inventories	259	320
Derivative assets	233	323
Other current assets and deferred charges	234	279
Total current assets	2,639	3,797
Investments	5,046	5,065
Property, plant, and equipment	50,240	47,057
Accumulated depreciation and amortization	(17,894)	(16,168)
Property, plant, and equipment – net	32,346	30,889
Intangible assets – net of accumulated amortization	7,573	7,363
Regulatory assets, deferred charges, and other	1,421	1,319
Total assets	$49,025	$48,433
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,146	$2,327
Derivative liabilities	143	316
Accrued and other current liabilities	1,218	1,270
Commercial paper	—	350
Long-term debt due within one year	2,877	627
Total current liabilities	5,384	4,890
Long-term debt	21,532	21,927
Deferred income tax liabilities	3,325	2,887
Regulatory liabilities, deferred income, and other	4,575	4,684
Contingent liabilities and commitments
Equity:
Stockholders’ equity:
Preferred stock ($1 par value; 30 million shares authorized at June 30, 2023 and December 31, 2022; 35,000 shares issued at June 30, 2023 and December 31, 2022)	35	35
Common stock ($1 par value; 1,470 million shares authorized at June 30, 2023 and December 31, 2022; 1,256 million shares issued at June 30, 2023 and 1,253 million shares issued at December 31, 2022)	1,256	1,253
Capital in excess of par value	24,538	24,542
Retained deficit	(12,982)	(13,271)
Accumulated other comprehensive income (loss)	12	(24)
Treasury stock, at cost (39 million shares at June 30, 2023 and 35 million shares at December 31, 2022 of common stock)	(1,180)	(1,050)
Total stockholders’ equity	11,679	11,485
Noncontrolling interests in consolidated subsidiaries	2,530	2,560
Total equity	14,209	14,045
Total liabilities and equity	$49,025	$48,433

The Williams Companies, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2023	2022
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$1,451	$799
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation and amortization	1,021	1,004
Provision (benefit) for deferred income taxes	427	90
Equity (earnings) losses	(307)	(299)
Distributions from equity-method investees	418	414
Net unrealized (gain) loss from derivative instruments	(410)	364
Inventory write-downs	23	12
Amortization of stock-based awards	40	36
Cash provided (used) by changes in current assets and liabilities:
Accounts receivable	1,423	(797)
Inventories	41	(11)
Other current assets and deferred charges	24	(15)
Accounts payable	(1,220)	690
Accrued and other current liabilities	(72)	(24)
Changes in current and noncurrent derivative assets and liabilities	119	49
Other, including changes in noncurrent assets and liabilities	(87)	(132)
Net cash provided (used) by operating activities	2,891	2,180
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	(352)	1,037
Proceeds from long-term debt	1,503	5
Payments of long-term debt	(14)	(2,012)
Proceeds from issuance of common stock	4	48
Purchases of treasury stock	(130)	—
Common dividends paid	(1,091)	(1,035)
Dividends and distributions paid to noncontrolling interests	(112)	(95)
Contributions from noncontrolling interests	18	8
Payments for debt issuance costs	(13)	—
Other – net	(17)	(31)
Net cash provided (used) by financing activities	(204)	(2,075)
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(1,155)	(606)
Dispositions – net	(21)	(11)
Contributions in aid of construction	18	6
Purchases of businesses, net of cash acquired	(1,053)	(933)
Purchases of and contributions to equity-method investments	(69)	(100)
Other – net	(8)	(8)
Net cash provided (used) by investing activities	(2,288)	(1,652)
Increase (decrease) in cash and cash equivalents	399	(1,547)
Cash and cash equivalents at beginning of year	152	1,680
Cash and cash equivalents at end of period	$551	$133
_____________
(1) Increases to property, plant, and equipment	$(1,168)	$(642)
Changes in related accounts payable and accrued liabilities	13	36
Capital expenditures	$(1,155)	$(606)

Transmission & Gulf of Mexico
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Regulated interstate natural gas transportation, storage, and other revenues (1)	$730	$717	$734	$758	$2,939	$774	$786	$1,560
Gathering, processing, storage and transportation revenues	82	84	99	100	365	100	104	204
Other fee revenues (1)	5	5	4	7	21	6	8	14
Commodity margins	15	11	10	7	43	10	8	18
Net unrealized gain (loss) from derivative instruments	—	—	1	(1)	—	—	—	—
Operating and administrative costs (1)	(202)	(227)	(238)	(239)	(906)	(254)	(254)	(508)
Other segment income (expenses) - net (1)	19	17	(22)	5	19	26	31	57
Proportional Modified EBITDA of equity-method investments	48	45	50	50	193	53	48	101
Modified EBITDA	697	652	638	687	2,674	715	731	1,446
Adjustments	—	—	33	13	46	13	17	30
Adjusted EBITDA	$697	$652	$671	$700	$2,720	$728	$748	$1,476

Statistics for Operated Assets
Natural Gas Transmission (2)
Transcontinental Gas Pipe Line
Avg. daily transportation volumes (MMdth)	15.0	13.5	14.7	14.2	14.4	14.3	13.2	13.8
Avg. daily firm reserved capacity (MMdth)	19.3	19.1	19.2	19.3	19.2	19.5	19.4	19.4
Northwest Pipeline LLC
Avg. daily transportation volumes (MMdth)	2.8	2.1	2.0	2.9	2.5	3.1	2.3	2.7
Avg. daily firm reserved capacity (MMdth)	3.8	3.8	3.8	3.8	3.8	3.8	3.8	3.8
MountainWest (3)
Avg. daily transportation volumes (MMdth)	—	—	—	—	—	4.2	3.2	3.5
Avg. daily firm reserved capacity (MMdth)	—	—	—	—	—	7.8	7.5	7.6
Gulfstream - Non-consolidated
Avg. daily transportation volumes (MMdth)	0.9	1.3	1.4	1.1	1.3	1.0	1.2	1.1
Avg. daily firm reserved capacity (MMdth)	1.3	1.3	1.4	1.4	1.4	1.4	1.4	1.4
Gathering, Processing, and Crude Oil Transportation
Consolidated (4)
Gathering volumes (Bcf/d)	0.30	0.28	0.29	0.28	0.29	0.28	0.23	0.25
Plant inlet natural gas volumes (Bcf/d)	0.48	0.46	0.49	0.46	0.47	0.43	0.40	0.41
NGL production (Mbbls/d)	31	31	26	26	28	28	24	26
NGL equity sales (Mbbls/d)	7	7	4	5	6	7	5	6
Crude oil transportation volumes (Mbbls/d)	110	124	125	118	119	119	111	115
Non-consolidated (5)
Gathering volumes (Bcf/d)	0.39	0.37	0.41	0.42	0.40	0.36	0.30	0.33
Plant inlet natural gas volumes (Bcf/d)	0.38	0.37	0.41	0.42	0.40	0.36	0.30	0.33
NGL production (Mbbls/d)	28	26	29	29	28	28	21	24
NGL equity sales (Mbbls/d)	8	6	7	10	8	8	3	6

(1) Excludes certain amounts associated with revenues and operating costs for tracked or reimbursable charges.
(2) Tbtu converted to MMdth at one trillion British thermal units = one million dekatherms.
(3) Includes 100% of the volumes associated with the MountainWest Acquisition transmission assets after the purchase on February 14, 2023, including 100% of the volumes associated with the operated equity-method investment White River Hub, LLC. Average volumes were calculated over the period owned.
(4) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(5) Includes 100% of the volumes associated with operated equity-method investments.

Northeast G&P
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Gathering, processing, transportation, and fractionation revenues	$323	$350	$354	$368	$1,395	$391	$431	$822
Other fee revenues (1)	27	27	27	46	127	32	27	59
Commodity margins	6	1	3	—	10	5	(1)	4
Operating and administrative costs (1)	(85)	(102)	(101)	(97)	(385)	(101)	(101)	(202)
Other segment income (expenses) - net	(3)	—	(1)	(1)	(5)	—	—	—
Proportional Modified EBITDA of equity-method investments	150	174	182	148	654	143	159	302
Modified EBITDA	418	450	464	464	1,796	470	515	985
Adjustments	—	—	—	—	—	—	—	—
Adjusted EBITDA	$418	$450	$464	$464	$1,796	$470	$515	$985

Statistics for Operated Assets and non-operated Blue Racer Midstream
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	4.03	4.19	4.22	4.31	4.19	4.45	4.63	4.54
Plant inlet natural gas volumes (Bcf/d)	1.46	1.70	1.74	1.70	1.65	1.92	1.79	1.85
NGL production (Mbbls/d)	110	118	125	127	120	144	135	140
NGL equity sales (Mbbls/d) (3)	2	1	1	1	1	1	1	1
Non-consolidated (4)
Gathering volumes (Bcf/d)	6.62	6.76	6.58	6.48	6.61	6.97	7.03	7.00
Plant inlet natural gas volumes (Bcf/d)	0.66	0.76	0.66	0.77	0.71	0.77	0.93	0.85
NGL production (Mbbls/d)	50	53	45	56	51	54	64	59
NGL equity sales (Mbbls/d)	4	3	2	2	3	4	5	4

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub, all of which are consolidated.
(3) 1st Qtr 2023 volumes have been revised for a correction.
(4) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership; and the Bradford Supply Hub and the Marcellus South Supply Hub within the Appalachia Midstream Services partnership. Also, all periods include non-operated Blue Racer Midstream.

West
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Net gathering, processing, transportation, storage, and fractionation revenues	$317	$360	$397	$401	$1,475	$382	$373	$755
Other fee revenues (1)	6	6	6	5	23	5	7	12
Commodity margins	23	25	27	27	102	(24)	18	(6)
Operating and administrative costs (1)	(112)	(133)	(128)	(133)	(506)	(115)	(122)	(237)
Other segment income (expenses) - net	(1)	(1)	(6)	(7)	(15)	23	(7)	16
Proportional Modified EBITDA of equity-method investments	27	31	41	33	132	33	43	76
Modified EBITDA	260	288	337	326	1,211	304	312	616
Adjustments	—	8	—	—	8	(18)	—	(18)
Adjusted EBITDA	$260	$296	$337	$326	$1,219	$286	$312	$598

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d) (3)	3.47	5.14	5.20	5.50	5.19	5.47	5.51	5.49
Plant inlet natural gas volumes (Bcf/d)	1.13	1.14	1.21	1.10	1.15	0.92	1.06	0.99
NGL production (Mbbls/d)	47	49	45	32	43	25	40	33
NGL equity sales (Mbbls/d)	17	18	13	7	14	6	16	11
Non-consolidated (4)
Gathering volumes (Bcf/d)	0.28	0.28	0.29	0.29	0.29	0.32	0.33	0.32
Plant inlet natural gas volumes (Bcf/d)	0.27	0.28	0.29	0.29	0.28	0.32	0.32	0.32
NGL production (Mbbls/d)	31	32	34	32	33	37	38	38
NGL and Crude Oil Transportation volumes (Mbbls/d) (5)	118	144	172	151	146	153	200	177

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(3) Includes 100% of the volumes associated with the Trace Acquisition gathering assets after the purchase on April 29, 2022. Average volumes were calculated over the period owned.
(4) Includes 100% of the volumes associated with operated equity-method investments, including Rocky Mountain Midstream.
(5) Includes 100% of the volumes associated with operated equity-method investments, including Overland Pass Pipeline Company and Rocky Mountain Midstream.

Gas & NGL Marketing Services
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Commodity margins	$100	$23	$39	$161	$323	$265	$(2)	$263
Other fee revenues	1	—	1	1	3	1	—	1
Net unrealized gain (loss) from derivative instruments	(57)	(288)	5	66	(274)	333	94	427
Operating and administrative costs	(31)	(23)	(24)	(18)	(96)	(32)	(24)	(56)
Other segment income (expenses) - net	—	6	(1)	(1)	4	—	—	—
Modified EBITDA	13	(282)	20	209	(40)	567	68	635
Adjustments	52	288	18	(60)	298	(336)	(84)	(420)
Adjusted EBITDA	$65	$6	$38	$149	$258	$231	$(16)	$215

Statistics
Product Sales Volumes
Natural Gas (Bcf/d)	7.96	6.66	7.11	7.05	7.20	7.24	6.56	6.90
NGLs (Mbbls/d)	246	234	267	254	250	234	239	236

Other
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Service revenues	$9	$7	$6	$2	$24	$3	$5	$8
Net realized product sales	96	142	180	184	602	120	97	217
Net unrealized gain (loss) from derivative instruments	(66)	47	29	15	25	(6)	(11)	(17)
Operating and administrative costs	(33)	(57)	(62)	(59)	(211)	(48)	(54)	(102)
Other segment income (expenses) - net	(1)	—	(13)	8	(6)	5	5	10
Proportional Modified EBITDA of equity-method investments	—	—	—	—	—	—	(1)	(1)
Modified EBITDA	5	139	140	150	434	74	41	115
Adjustments	66	(47)	(13)	(15)	(9)	6	11	17
Adjusted EBITDA	$71	$92	$127	$135	$425	$80	$52	$132

Statistics
Net Product Sales Volumes
Natural Gas (Bcf/d)	0.12	0.19	0.27	0.31	0.22	0.26	0.29	0.27
NGLs (Mbbls/d)	7	7	8	7	7	3	6	4
Crude Oil (Mbbls/d)	2	3	2	2	2	1	3	2

Capital Expenditures and Investments
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Capital expenditures:
Transmission & Gulf of Mexico	$125	$129	$637	$358	$1,249	$205	$263	$468
Northeast G&P	40	30	52	92	214	99	74	173
West	61	82	94	226	463	169	197	366
Other	65	74	58	130	327	72	76	148
Total (1)	$291	$315	$841	$806	$2,253	$545	$610	$1,155

Purchases of and contributions to equity-method investments:
Transmission & Gulf of Mexico	$16	$26	$11	$17	$70	$8	$18	$26
Northeast G&P	32	18	28	8	86	31	12	43
Other	8	—	1	1	10	—	—	—
Total	$56	$44	$40	$26	$166	$39	$30	$69

Summary:
Transmission & Gulf of Mexico	$141	$155	$648	$375	$1,319	$213	$281	$494
Northeast G&P	72	48	80	100	300	130	86	216
West	61	82	94	226	463	169	197	366
Other	73	74	59	131	337	72	76	148
Total	$347	$359	$881	$832	$2,419	$584	$640	$1,224

Capital investments:
Increases to property, plant, and equipment	$260	$382	$907	$845	$2,394	$484	$684	$1,168
Purchases of businesses, net of cash acquired	—	933	—	—	933	1,056	(3)	1,053
Purchases of and contributions to equity-method investments	56	44	40	26	166	39	30	69
Purchases of other long-term investments	—	3	3	5	11	2	1	3
Total	$316	$1,362	$950	$876	$3,504	$1,581	$712	$2,293

(1) Increases to property, plant, and equipment	$260	$382	$907	$845	$2,394	$484	$684	$1,168
Changes in related accounts payable and accrued liabilities	31	(67)	(66)	(39)	(141)	61	(74)	(13)
Capital expenditures	$291	$315	$841	$806	$2,253	$545	$610	$1,155

Contributions from noncontrolling interests	$3	$5	$7	$3	$18	$3	$15	$18
Contributions in aid of construction	$(3)	$9	$2	$4	$12	$11	$7	$18
Proceeds from disposition of equity-method investments	$—	$—	$7	$—	$7	$—	$—	$—

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, available funds from operations and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from net income to determine adjusted income and adjusted earnings per share. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Available funds from operations (AFFO) is defined as cash flow from operations excluding the effect of changes in working capital and certain other changes in noncurrent assets and liabilities, reduced by preferred dividends and net distributions to noncontrolling interests. AFFO may be adjusted to exclude certain items that we characterize as unrepresentative of our ongoing operations.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income, nor available funds from operations are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income
(UNAUDITED)
	2022					2023
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$379	$400	$599	$668	$2,046	$926	$547	$1,473

Income (loss) from continuing operations - diluted earnings (loss) per common share (1)	$.31	$.33	$.49	$.55	$1.67	$.76	$.45	$1.20
Adjustments:
Transmission & Gulf of Mexico
Loss related to Eminence storage cavern abandonments and monitoring	$—	$—	$19	$12	$31	$—	$—	$—
Regulatory liability charges associated with decrease in Transco’s estimated deferred state income tax rate	—	—	15	—	15	—	—	—
Net unrealized (gain) loss from derivative instruments	—	—	(1)	1	—	—	—	—
MountainWest acquisition and transition-related costs	—	—	—	—	—	13	17	30
Total Transmission & Gulf of Mexico adjustments	—	—	33	13	46	13	17	30
West
Trace acquisition costs	—	8	—	—	8	—	—	—
Gain from contract settlement	—	—	—	—	—	(18)	—	(18)
Total West adjustments	—	8	—	—	8	(18)	—	(18)
Gas & NGL Marketing Services
Amortization of purchase accounting inventory fair value adjustment	15	—	—	—	15	—	—	—
Impact of volatility on NGL linefill transactions	(20)	—	23	6	9	(3)	10	7
Net unrealized (gain) loss from derivative instruments	57	288	(5)	(66)	274	(333)	(94)	(427)
Total Gas & NGL Marketing Services adjustments	52	288	18	(60)	298	(336)	(84)	(420)
Other
Regulatory liability charge associated with decrease in Transco’s estimated deferred state income tax rate	—	—	5	—	5	—	—	—
Net unrealized (gain) loss from derivative instruments	66	(47)	(29)	(15)	(25)	6	11	17
Accrual for loss contingencies	—	—	11	—	11	—	—	—
Total Other adjustments	66	(47)	(13)	(15)	(9)	6	11	17
Adjustments included in Modified EBITDA	118	249	38	(62)	343	(335)	(56)	(391)
Adjustments below Modified EBITDA
Amortization of intangible assets from Sequent acquisition	42	41	42	42	167	15	14	29
Depreciation adjustment related to Eminence storage cavern abandonments	—	—	(1)	—	(1)	—	—	—
	42	41	41	42	166	15	14	29
Total adjustments	160	290	79	(20)	509	(320)	(42)	(362)
Less tax effect for above items	(40)	(72)	(17)	5	(124)	78	10	88
Adjustments for tax-related items (2)	—	(134)	(69)	—	(203)	—	—	—
Adjusted income from continuing operations available to common stockholders	$499	$484	$592	$653	$2,228	$684	$515	$1,199
Adjusted income from continuing operations - diluted earnings per common share (1)	$.41	$.40	$.48	$.53	$1.82	$.56	$.42	$.98
Weighted-average shares - diluted (thousands)	1,221,279	1,222,694	1,222,472	1,224,212	1,222,672	1,225,781	1,219,915	1,223,429
(1) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) The second quarter of 2022 includes adjustments for the reversal of valuation allowance due to the expected utilization of certain deferred income tax assets and previously unrecognized tax benefits from the resolution of certain federal income tax audits. The third quarter of 2022 includes an unfavorable adjustment to reverse the net benefit primarily associated with a significant decrease in our estimated deferred state income tax rate, partially offset by an unfavorable revision to a state net operating loss carryforward.

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

Net income (loss)	$392	$407	$621	$697	$2,117	$957	$494	$1,451
Provision (benefit) for income taxes	118	(45)	96	256	425	284	175	459
Interest expense	286	281	291	289	1,147	294	306	600
Equity (earnings) losses	(136)	(163)	(193)	(145)	(637)	(147)	(160)	(307)
Other investing (income) loss - net	(1)	(2)	(1)	(12)	(16)	(8)	(13)	(21)
Proportional Modified EBITDA of equity-method investments	225	250	273	231	979	229	249	478
Depreciation and amortization expenses	498	506	500	505	2,009	506	515	1,021
Accretion expense associated with asset retirement obligations for nonregulated operations	11	13	12	15	51	15	14	29
(Income) loss from discontinued operations, net of tax	—	—	—	—	—	—	87	87
Modified EBITDA	$1,393	$1,247	$1,599	$1,836	$6,075	$2,130	$1,667	$3,797

Transmission & Gulf of Mexico	$697	$652	$638	$687	$2,674	$715	$731	$1,446
Northeast G&P	418	450	464	464	1,796	470	515	985
West	260	288	337	326	1,211	304	312	616
Gas & NGL Marketing Services	13	(282)	20	209	(40)	567	68	635
Other	5	139	140	150	434	74	41	115
Total Modified EBITDA	$1,393	$1,247	$1,599	$1,836	$6,075	$2,130	$1,667	$3,797

Adjustments (1):
Transmission & Gulf of Mexico	$—	$—	$33	$13	$46	$13	$17	$30
West	—	8	—	—	8	(18)	—	(18)
Gas & NGL Marketing Services	52	288	18	(60)	298	(336)	(84)	(420)
Other	66	(47)	(13)	(15)	(9)	6	11	17
Total Adjustments	$118	$249	$38	$(62)	$343	$(335)	$(56)	$(391)

Adjusted EBITDA:
Transmission & Gulf of Mexico	$697	$652	$671	$700	$2,720	$728	$748	$1,476
Northeast G&P	418	450	464	464	1,796	470	515	985
West	260	296	337	326	1,219	286	312	598
Gas & NGL Marketing Services	65	6	38	149	258	231	(16)	215
Other	71	92	127	135	425	80	52	132
Total Adjusted EBITDA	$1,511	$1,496	$1,637	$1,774	$6,418	$1,795	$1,611	$3,406

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income," which is also included in these materials.

Reconciliation of Cash Flow from Operating Activities to Available Funds from Operations (AFFO)
(UNAUDITED)
	2022					2023
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year

The Williams Companies, Inc.
Reconciliation of GAAP "Net cash provided (used) by operating activities" to Non-GAAP "Available funds from operations"

Net cash provided (used) by operating activities	$1,082	$1,098	$1,490	$1,219	$4,889	$1,514	$1,377	$2,891
Exclude: Cash (provided) used by changes in:
Accounts receivable	3	794	(125)	61	733	(1,269)	(154)	(1,423)
Inventories, including write-downs	(178)	177	77	(127)	(51)	(45)	(19)	(64)
Other current assets and deferred charges	65	(50)	47	(29)	33	4	(28)	(24)
Accounts payable	138	(828)	(53)	333	(410)	1,017	203	1,220
Accrued and other current liabilities	149	(125)	(191)	(42)	(209)	318	(246)	72
Changes in current and noncurrent derivative assets and liabilities	(101)	52	(37)	(8)	(94)	(82)	(37)	(119)
Other, including changes in noncurrent assets and liabilities	67	65	73	11	216	40	47	87
Preferred dividends paid	(1)	—	(1)	(1)	(3)	(1)	—	(1)
Dividends and distributions paid to noncontrolling interests	(37)	(58)	(46)	(63)	(204)	(54)	(58)	(112)
Contributions from noncontrolling interests	3	5	7	3	18	3	15	18
Adjustment to exclude litigation-related charges in discontinued operations	—	—	—	—	—	—	115	115
Available funds from operations	$1,190	$1,130	$1,241	$1,357	$4,918	$1,445	$1,215	$2,660

Common dividends paid	$518	$517	$518	$518	$2,071	$546	$545	$1,091

Coverage ratio:
Available funds from operations divided by Common dividends paid	2.30	2.19	2.40	2.62	2.37	2.65	2.23	2.44

Reconciliation of Net Income (Loss) to Modified EBITDA, Non-GAAP Adjusted EBITDA and Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)

	2023 Guidance
(Dollars in millions, except per-share amounts and coverage ratio)	Low	Mid	High

Net income (loss)	$2,080	$2,230	$2,380
Provision (benefit) for income taxes	665	715	765
Interest expense		1,220
Equity (earnings) losses		(580)
Proportional Modified EBITDA of equity-method investments		930
Depreciation and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		2,065
Other		(14)
Modified EBITDA	$6,366	$6,566	$6,766
EBITDA Adjustments		34
Adjusted EBITDA	$6,400	$6,600	$6,800

Net income (loss)	$2,080	$2,230	$2,380
Less: Net income (loss) attributable to noncontrolling interests & preferred dividends		100
Net income (loss) attributable to The Williams Companies, Inc. available to common stockholders	$1,980	$2,130	$2,280

Adjustments:
Adjustments included in Modified EBITDA (1)		34
Adjustments below Modified EBITDA (2)		59
Allocation of adjustments to noncontrolling interests		—
Total adjustments		93
Less tax effect for above items		(23)
Adjusted income available to common stockholders	$2,050	$2,200	$2,350
Adjusted diluted earnings per common share	$1.67	$1.80	$1.92
Weighted-average shares - diluted (millions)		1,225

Available Funds from Operations (AFFO):
Net cash provided by operating activities (net of changes in working capital, changes in current and noncurrent derivative assets and liabilities, and changes in other, including changes in noncurrent assets and liabilities)	$4,900	$5,100	$5,300
Preferred dividends paid		(3)
Dividends and distributions paid to noncontrolling interests		(225)
Contributions from noncontrolling interests		53
Available funds from operations (AFFO)	$4,725	$4,925	$5,125
AFFO per common share	$3.86	$4.02	$4.18
Common dividends paid		$2,190
Coverage Ratio (AFFO/Common dividends paid)	2.16x	2.25x	2.34x

(1) Includes transaction and transition costs associated with the MountainWest acquisition
(2) Includes amortization of Sequent intangible asset of $59 million

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•Levels of dividends to Williams stockholders;

•Future credit ratings of Williams and its affiliates;

•Amounts and nature of future capital expenditures;

•Expansion and growth of our business and operations;

•Expected in-service dates for capital projects;

•Financial condition and liquidity;

•Business strategy;

•Cash flow from operations or results of operations;

•Seasonality of certain business components;

•Natural gas, natural gas liquids and crude oil prices, supply, and demand;

•Demand for our services;

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•Availability of supplies, market demand, and volatility of prices;

•Development and rate of adoption of alternative energy sources;

•The impact of existing and future laws and regulations, the regulatory environment, environmental matters, and litigation, as well as our ability to obtain necessary permits and approvals, and achieve favorable rate proceeding outcomes;

•Our exposure to the credit risk of our customers and counterparties;

•Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and to consummate asset sales on acceptable terms;

•Whether we are able to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•The strength and financial resources of our competitors and the effects of competition;

•The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•Whether we will be able to effectively execute our financing plan;

•Increasing scrutiny and changing expectations from stakeholders with respect to our environmental, social, and governance practices;

•The physical and financial risks associated with climate change;

•The impacts of operational and developmental hazards and unforeseen interruptions;

•The risks resulting from outbreaks or other public health crises, including COVID-19;

•Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•Acts of terrorism, cybersecurity incidents, and related disruptions;

•Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•Changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•The ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•Changes in the current geopolitical situation, including the Russian invasion of Ukraine;

•Changes in U.S. governmental administration and policies;

•Whether we are able to pay current and expected levels of dividends;

•Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to, and do not intend to, update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 27, 2023, as may be supplemented by disclosures in Part II, Item 1A. Risk Factors in subsequent Quarterly Reports on Form 10-Q.

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